Exhibit 99.1

Contacts:

Investor Relations:	Eric J. Shick
Vice President, Investor Relations
(908) 277-8413

Media Relations:	Holly P. Glass
Vice President, Government and Public Relations
(703) 754-2848

BARD ANNOUNCES THIRD QUARTER RESULTS

REVENUE UP 13 PERCENT AS REPORTED,

11 PERCENT EXCLUDING FOREIGN EXCHANGE

MURRAY HILL, NJ — (October 22, 2008) — C. R. Bard, Inc. (NYSE: BCR) today reported 2008 third quarter financial results. Third quarter 2008 net sales were $616.8 million, an increase of 13 percent over the prior-year period. Excluding the impact of foreign exchange, third quarter 2008 net sales increased 11 percent over the prior-year period.

For the third quarter 2008, net sales in the U.S. were $419.5 million and net sales outside the U.S. were $197.3 million, an increase of 11 percent and 18 percent, respectively, over the prior-year period. Excluding the impact of foreign exchange, third quarter 2008 net sales outside the U.S. increased 11 percent over the prior-year period.

For the third quarter 2008, net income was $111.2 million and diluted earnings per share were $1.09, an increase of 9 percent and 14 percent, respectively, as compared to third quarter 2007 results. Adjusting for items that affect comparability between periods as detailed in the tables below, third quarter 2008 net income was $112.4 million and diluted earnings per share were $1.10, an increase of 14 percent and 18 percent, respectively, as compared to third quarter 2007 results.

Timothy M. Ring, chairman and chief executive officer, commented, “Bard’s performance this quarter was solid from the top down. Our broad product portfolio delivered another quarter of strong revenue growth while expanded margins helped us achieve adjusted EPS above our 14 percent growth target. Our dedicated employees, innovative products and disciplined financial management are great assets that position us well in a turbulent economic environment.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our June 30, 2008 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C.R. Bard, Inc.

Consolidated Statements of Income

(dollars in thousands except per share amounts, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net sales	$616,800	$544,800	$1,817,900	$1,618,700
Costs and expenses
Cost of goods sold	239,500	213,700	708,600	636,800
Marketing, selling & administrative expense	180,600	160,900	530,300	475,100
Research and development expense	35,100	34,000	159,100	99,200
Interest expense	3,100	2,900	9,100	8,800
Other (income) expense, net	(1,900)	(8,900)	26,700	(25,100)

Total costs and expenses	456,400	402,600	1,433,800	1,194,800

Income from continuing operations before income taxes	160,400	142,200	384,100	423,900

Income tax provision	49,200	40,100	117,000	122,700

Income from continuing operations	111,200	102,100	267,100	301,200

Income from discontinued operations	—	—	—	—

Net income	$111,200	$102,100	$267,100	$301,200

Basic earnings per share:
Income from continuing operations	$1.12	$0.99	$2.68	$2.92
Net income per share	$1.12	$0.99	$2.68	$2.92

Diluted earnings per share:
Income from continuing operations	$1.09	$0.96	$2.60	$2.83
Net income per share	$1.09	$0.96	$2.60	$2.83

Wt. avg. common shares outstanding - basic	99,300	102,700	99,600	103,100
Wt. avg. common shares outstanding - diluted	102,300	105,900	102,700	106,400

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change	Constant Currency	2008	2007	Change	Constant Currency
Vascular	$160,600	$134,100	20%	15%	$474,600	$397,700	19%	14%
Urology	174,500	166,400	5%	4%	519,600	482,500	8%	6%
Oncology	169,300	140,900	20%	18%	483,000	410,600	18%	15%
Surgical Specialties	90,800	83,400	9%	7%	272,700	267,000	2%	—
Other	21,600	20,000	8%	8%	68,000	60,900	12%	11%

Net sales	$616,800	$544,800	13%		$1,817,900	$1,618,700	12%

FX impact		10,900				39,100

Constant Currency	$616,800	$555,700		11%	$1,817,900	$1,657,800		10%

Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended September 30, 2008
	Cost of Goods Sold	Research & Development Expense	Other (Income) Expense, Net	Income Tax Provision (Benefit)	Net Income (Loss)	Diluted Earnings Per Share
GAAP Basis	$239.5	$35.1	$(1.9)	$49.2	$111.2	$1.09
Items that affect comparability of results between periods:
Reorganization costs	—	—	(1.3)	0.5	0.8
Gain on asset sale	—	—	0.7	(0.1)	(0.6)
Tax adjustment	—	—	—	(1.0)	1.0

Total	—	—	(0.6)	(0.6)	1.2	0.01

Adjusted Basis	$239.5	$35.1	$(2.5)	$48.6	$112.4	$1.10

	Quarter Ended September 30, 2007
	Cost of Goods Sold	Research & Development Expense	Other (Income) Expense, Net	Income Tax Provision (Benefit)	Net Income (Loss)	Diluted Earnings Per Share
GAAP Basis	$213.7	$34.0	$(8.9)	$40.1	$102.1	$0.96
Items that affect comparability of results between periods:
Tax adjustment	—	—	—	3.7	(3.7)

Total	—	—	—	3.7	(3.7)	(0.03)

Adjusted Basis	$213.7	$34.0	$(8.9)	$43.8	$98.4	$0.93

	Nine Months Ended September 30, 2008
	Cost of Goods Sold	Research & Development Expense	Other (Income) Expense, Net	Income Tax Provision (Benefit)	Net Income (Loss)	Diluted Earnings Per Share
GAAP Basis	$708.6	$159.1	$26.7	$117.0	$267.1	$2.60
Items that affect comparability of results between periods:
Asset disposition	(3.7)	—	(36.8)	5.6	34.9
Reorganization costs	—	—	(1.3)	0.5	0.8
Purchased research & development	—	(49.3)	—	18.2	31.1
Gain on asset sale	—	—	0.7	(0.1)	(0.6)
Tax adjustment	—	—	—	(1.0)	1.0

Total	(3.7)	(49.3)	(37.4)	23.2	67.2	0.65

Adjusted Basis	$704.9	$109.8	$(10.7)	$140.2	$334.3	$3.26 *

	Nine Months Ended September 30, 2007
	Cost of Goods Sold	Research & Development Expense	Other (Income) Expense, Net	Income Tax Provision (Benefit)	Net Income (Loss)	Diluted Earnings Per Share
GAAP Basis	$636.8	$99.2	$(25.1)	$122.7	$301.2	$2.83
Items that affect comparability of results between periods:
Purchased research & development	—	(1.6)	—	0.1	1.5
Tax adjustment	—	—	—	3.7	(3.7)

Total	—	(1.6)	—	3.8	(2.2)	(0.02)

Adjusted Basis	$636.8	$97.6	$(25.1)	$126.5	$299.0	$2.81

*	Items may not add due to rounding.

Notes to Reconciliation of Earnings

•

For the third quarter 2008, the following items affected the comparability of results between periods: (i) a charge of $1.3 million pretax for reorganization costs; (ii) a gain of $0.7 million pretax associated with the sale of an asset; and (iii) an increase of $1.0 million in the income tax provision due to a tax-related interest adjustment. The net effect of these items decreased net income by $1.2 million, or $0.01 diluted earnings per share.

•

For the third quarter 2007, a reduction in the income tax provision of $3.7 million for changes in certain statutory tax rates outside the United States that resulted in the revaluation of deferred taxes affected the comparability of results between periods. The effect of this item increased net income by $3.7 million, or $0.03 diluted earnings per share.

•

For the nine months ended September 30, 2008, the following items affected the comparability of results between periods: (i) a charge of $40.5 million pretax for an asset disposition; (ii) a charge of $1.3 million pretax for reorganization costs; (iii) a charge of $49.3 million pretax for purchased research and development; (iv) a gain of $0.7 million pretax associated with the sale of an asset; and (v) an increase of $1.0 million in the income tax provision due to a tax-related interest adjustment. The net effect of these items decreased net income by $67.2 million, or $0.65 diluted earnings per share.

•

For the nine months ended September 30, 2007, the following items impacted the comparability of results between periods: (i) a charge of $1.6 million pretax for purchased research and development; and (ii) a reduction in the income tax provision of $3.7 million due to changes in certain statutory tax rates outside the United States that resulted in the revaluation of deferred taxes. The net effect of these items increased net income by $2.2 million, or $0.02 diluted earnings per share.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP financial measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding a charge for an asset disposition; (2) research & development expense excluding payments for purchased research and development; (3) other (income) expense, net excluding charges for an asset disposition and reorganization costs as well as a gain on an asset sale; (4) income tax provision excluding an increase related to a tax-related interest adjustment, a reduction related to changes in statutory tax rates and the tax effect of the items set forth in (1) through (3) above; (5) net income excluding the items set forth in (1) through (4) above; and (6) diluted earnings per share excluding the items set forth in (1) through (4) above.

The company excluded the items described above because they may cause certain statements of income categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP financial measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP financial information. Management compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.